UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2022
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2022, Novan, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with EPI Health, LLC, a South Carolina limited liability company (“EPI Health”), and Evening Post Group, LLC, a South Carolina limited liability company (“Seller”), pursuant to which, and concurrently with the execution thereof, the Company acquired all of the issued and outstanding units of membership interest of EPI Health (the “Acquisition”) for aggregate consideration at closing of $27.5 million, as adjusted based on cash, transaction expenses and net working capital (the “Closing Purchase Price”). The Closing Purchase Price consisted of (i) $11.0 million paid in cash and (ii) a secured promissory note issued to Seller in the principal amount of $16.5 million (the “Seller Note”).

The Acquisition establishes a robust commercial infrastructure for the Company, and positions the Company as a fully integrated specialty dermatology company with a robust pipeline of development candidates supported by the commercial foundation to support the commercialization of such products.

In addition to the Closing Purchase Price, the Purchase Agreement provides for the payment of additional consideration totaling up to $23.5 million upon achievement of certain milestones by EPI Health, as follows:

(i) $1.0 million, as a one-time payment, payable in cash, upon Seller’s completion of the transition services provided under the transition services agreement between the Company and Seller;

(ii) $3.0 million, as a one-time payment, payable in cash or the Company’s common stock, $0.0001 par value per share (“common stock”), at the discretion of the Company, upon net sales of certain of EPI Health’s legacy products exceeding $30 million during the period from April 1, 2022 through March 31, 2023;

(iii) up to $2.5 million, paid in quarterly installments in cash or common stock at the discretion of the Company, upon net sales of Wynzora® exceeding certain quarterly thresholds or an annual threshold of $12.5 million during the period from April 1, 2022 through March 31, 2023;

(iv) $5.0 million, as a one-time payment, payable in cash or common stock at the discretion of the Company, upon the first occurrence of post-closing net sales of certain of EPI Health’s legacy products exceeding $35 million during any twelve month period from April 1, 2023 through March 31, 2026; and

(v) up to $12.0 million based on receipt by EPI Health of milestones related to Sitavig® from EPI Health’s OTC Switch License Agreement with Bayer Healthcare LLC.

Certain of the above milestone payments will accelerate and become immediately payable upon certain specified events during the applicable milestone periods, including a sale of all or substantially all of the assets with respect to certain of EPI Health’s legacy products. The Purchase Agreement provides that the number of shares that may be issued pursuant to the Purchase Agreement or otherwise in connection with the Acquisition will be limited to no more than 19.99% of the Company’s outstanding shares of common stock immediately prior to the closing, unless stockholder approval is obtained to issue more than 19.99%.

At the closing of the acquisition, the Company also entered into the Seller Note to finance a portion of the Closing Purchase Price. The Seller Note has a principal amount of $16.5 million with interest-only payments due over the course of the 24-month term of the Seller Note. The Seller Note will bear interest at the rate of 5% per annum for the first 90 days after the closing date, 15% per annum for the following 12 months, and 18% per annum for the remainder of the term. The non-amortizing principal of the Seller Note is to be paid in full at maturity and is secured by the membership interests of EPI Health held by the Company. EPI Health is a guarantor of the Seller Note. There is no penalty for repaying the Seller Note prior to the end of the term.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants by Seller to indemnify the Company for breaches of certain representations, warranties and covenants in the Purchase Agreement, subject to customary exclusions and caps. In connection with its entry into the Purchase Agreement, the Company also bound a customary buyer-side representations and warranties insurance policy (the “R&W Insurance Policy”) as additional recourse for certain losses arising out of a breach of the representations and warranties of Seller contained in the Purchase Agreement and certain pre-closing taxes of EPI Health. The R&W Insurance Policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. Seller’s obligation to indemnify the Company for breaches of the representations and warranties contained in the Purchase Agreement that are covered by the R&W Insurance Policy is generally limited to half of the retention under the R&W Insurance Policy.

The representations and warranties contained in the Purchase Agreement have been made for the benefit of the other parties thereto and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

The foregoing descriptions of the Purchase Agreement and the Seller Note do not purport to describe all of the terms of either such agreement and are each qualified in their entirety by reference to the Purchase Agreement and the Seller Note, which are attached as Exhibit 2.1 and Exhibit 10.1 hereto, respectively, and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 to this Current Report on Form 8-K regarding the Purchase Agreement, the Seller Note and the Acquisition is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 to this Current Report on Form 8-K regarding the Seller Note is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with entering into the Purchase Agreement, the Company agreed to potentially issue shares of common stock to Seller in connection with Seller earning the milestones described in Item 1.01 to this Current Report on Form 8-K, and the information set forth under Item 1.01 is incorporated herein by reference. Such shares of common stock, if issued, will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), in accordance with Regulation D promulgated thereunder, as the offer and sale of shares do not involve a public offering. In addition, Seller made representations and warranties to the Company in the Purchase Agreement regarding, among other things, its investment intent and status as an accredited investor.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Acquisition, the Company’s board of directors appointed John Donofrio to serve as the Company’s Executive Vice President and Chief Operating Officer. Mr. Donofrio, age 55, has served as President of EPI Health since March 2019. From March 2018 through March 2019, Mr. Donofrio served as Chief Financial Officer at TrialCard Incorporated, and from August 2013 through March 2018, Mr. Donofrio served as Chief Financial Officer and Head of North America Business Development for Merz North America, Inc. He holds a Bachelor’s degree in Accounting from North Carolina State University.

In connection with the Acquisition, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Donofrio. Pursuant to the Employment Agreement, Mr. Donofrio agrees to serve as the Company’s Executive Vice President and Chief Operating Officer, receives an annual base salary of $400,000, is eligible to receive an annual performance-based bonus with a target bonus of up to 75% of his base salary, is eligible to participate in the Company’s incentive award plans and is entitled to the maximum amount of paid time-off under the Company’s policies. The Employment Agreement also provides Mr. Donofrio with eligibility to participate in standard benefit plans as well as an executive life insurance plan and reimbursement of reasonable business expenses.

In the event of Mr. Donofrio’s termination of employment by the Company without “cause” or by Mr. Donofrio for “good reason,” not due to a “change in control,” each as defined in the Employment Agreement, then in addition to any accrued amounts and subject to Mr. Donofrio timely delivering an effective release of claims in the Company’s favor and substantial and material compliance with existing confidentiality and noncompetition agreements, Mr. Donofrio will be entitled to receive (i) payment of an amount equal to 12 months of his base salary, plus an amount equal to an annual bonus calculated at the target bonus level for the calendar year in which the separation date occurs, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of any of Mr. Donofrio’s time-based options that would have vested during the 12 months following such separation and (iii) reimbursement of Mr. Donofrio’s applicable COBRA premiums for up to 12 months after such separation. In the event of Mr. Donofrio’s termination of employment by the Company without “cause” or by Mr. Donofrio for “good reason,” within 12 months of a “change in control,” each as defined in the Employment Agreement, then in addition to any accrued amounts and subject to Mr. Donofrio timely delivering an effective release of claims in the Company’s favor and substantial and material compliance with existing confidentiality and noncompetition agreements, Mr. Donofrio will be entitled to receive (i) payment of an amount equal to 12 months of his base salary, plus an amount equal to an annual bonus calculated at the target bonus level for the calendar year in which the separation date occurs, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of all of Mr. Donofrio’s outstanding unvested options and (iii) reimbursement of Mr. Donofrio’s applicable COBRA premiums for up to 12 months after such separation.

There are no related party transactions between the Company and Mr. Donofrio that would be required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Act. There are no family relationships between Mr. Donofrio and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Item 7.01. Regulation FD Disclosure.

On March 11, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.4.

The information contained in this Item 7.01, including Exhibit 99.4 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 8.01. Other Events.

Overview of EPI Health

EPI Health is a private specialty pharmaceutical company focused on medical needs in dermatology. Founded in 2017, EPI Health derives revenue from the sale of branded products through pharmaceutical wholesalers as well as direct to pharmacies.

These prescription dermatology therapies are targeted to patients with rosacea, atopic dermatitis, cold sores, psoriasis and acne.

•Wynzora® (calcipotriene and betamethasone dipropionate cream), or Wynzora, is a combination of calcipotriene, a vitamin D analog, and betamethasone dipropionate, a corticosteroid, indicated for the topical treatment of plaque psoriasis in patients 18 years of age or older. EPI Health entered into a collaboration agreement with MC2 Therapeutics (“MC2”) in August 2020, as amended in March 2021, for the commercialization of Wynzora in the United States (the “MC2 Agreement”). Under the MC2 Agreement, MC2 retains full ownership of Wynzora under the MC2 Agreement. In particular, EPI Health utilizes its commercial infrastructure to promote and sell Wynzora in return for retaining a share of net sales of Wynzora in the United States. The portion of net sales EPI Health retains varies depending on the aggregate annual net sales of the product, and ranges from a percentage in the mid-teens to a mid-single digit percentage as net sales reach certain thresholds. Additionally, MC2 also pays for certain incremental costs incurred by EPI Health in commercialization activities according to a budget to be agreed between EPI Health and Wynzora. The term of the MC2 Agreement expires in June 2028, unless earlier terminated by either party under certain conditions.

•Rhofade® (oxymetazoline hydrochloride cream, 1%), or Rhofade, is an alpha1A adrenoceptor agonist indicated for the topical treatment of persistent facial erythema associated with rosacea in adults. EPI Health acquired the rights to Rhofade in the United States in October 2019. In connection with that acquisition, EPI Health is required to pay certain milestones based on future net sales of Rhofade along with a single-figure royalty based on net sales of Rhofade.

•Minolira™ (biphasic minocycline hydrochloride immediate release/extended release 105 mg and 135 mg tablets), or Minolira, is indicated to treat inflammatory lesions of non-nodular moderate to severe acne vulgaris in patients 12 years of age and older. EPI Health acquired the rights to Minolira in the United States in August 2018. In connection with that acquisition, EPI Health is required to pay certain milestones based on future sales of Minolira.

•Cloderm® (clocortoline pivalate cream 0.1%), or Cloderm, is indicated for the relief of the inflammatory and pruritic manifestations of corticosteroid-responsive dermatoses. EPI Health acquired the rights to Cloderm in September 2018. In connection with that acquisition, EPI Health is required to pay minimum royalty payments of net sales of Cloderm, subject to meeting certain net sales milestones.

•Sitavig® (acyclovir 50mg buccal tablets), or Sitavig, is indicated for the treatment of recurrent herpes labialis (cold sores) in immunocompetent adults. EPI Health is party to a license agreement with Vectans Pharma (“Vectans”), for the rights to commercialize Sitavig in the United States and Canada. In 2020, EPI Health, Vectans and Bayer Health entered into a license agreement for Bayer Health as licensee to establish an over-the-counter version of Sitavig in the United States and Canada (the “Sitavig OTC Agreement”). Under the Sitavig OTC Agreement, Bayer Health will be required to make certain milestones and ongoing royalty payments to EPI Health, and EPI Health will be required to pay a portion of such milestones and royalties to Vectans.

•Nuvail™ (poly-ureaurethane 16% nail solution), or Nuvail, is indicated for managing signs and symptoms of nail dystrophy, i.e. nail splitting or nail fragility, for intact or damaged nails. EPI Health is party to a license agreement for the sale of Nuvail and serves as an exclusive distributor of this product in the United States.

EPI Health employed 61 full-time employees as of December 31, 2021.

EPI Health has a direct commercial infrastructure across sales, marketing, and communications. EPI Health also has fully dedicated market access and pharmacy relation teams. EPI Health does not perform any manufacturing, instead it currently sources product from external contract manufacturers.

Financial Update

Following the Acquisition, the Company will continue to need additional funding to support its planned and future operating activities and make further advancements in its product development programs beyond what is currently included in its operating forecast and related cash projection. The Company believes that its existing cash and cash equivalents, plus expected contractual payments to be received in connection with existing licensing agreements, will provide the Company with adequate liquidity to fund its planned operating needs into the late third quarter of 2022. The Company does not currently have sufficient funds to complete commercialization of any of its product candidates that are under development, and its funding needs will largely be determined by its commercialization strategy for SB206 (berdazimer gel 10.3%), subject to the new drug application (“NDA”) submission timing and the regulatory approval process and outcome.

For additional information regarding, and risks associated with, the Company’s operations, the status of its clinical trials and its future liquidity needs, please see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2022.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of EPI Health as of and for the fiscal years ended September 30, 2021 and September 30, 2020 are filed as Exhibit 99.1 and incorporated by reference herein.

The unaudited financial statements of EPI Health as of and for the three months ended December 31, 2021 and December 31, 2020 are filed as Exhibit 99.2 and incorporated by reference herein.

The consent of Elliott Davis, LLC, EPI Health’s independent auditor, is attached as Exhibit 23.1.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2021 giving effect to the Acquisition is filed as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1	Unit Purchase Agreement, dated as of March 11, 2022, by and among Novan, Inc., Evening Post Group, LLC and EPI Health, LLC.
10.1	Secured Promissory Note and Security Agreement, dated as of March 11, 2022, by and between Novan, Inc. and Evening Post Group, LLC.
23.1	Consent of Elliott Davis, LLC.
99.1	Audited financial statements of EPI Health, LLC as of and for the fiscal years ended September 30, 2021 and 2020.
99.2	Unaudited financial statements of EPI Health, LLC as of and for the three months ended December 31, 2021 and 2020.
99.3	Unaudited pro forma condensed combined financial information of Novan, Inc. as of and for the year ended December 31, 2021.
99.4	Press Release dated March 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 11, 2022	By:	/s/ Paula Brown Stafford
Paula Brown Stafford
Chairman, President and Chief Executive Officer